AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON JANUARY 30, 1997

                                                    REGISTRATION NO. ___________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                               UNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   22-3282551
                      (I.R.S. Employer Identification No.)

       64 OLD HIGHWAY 22, CLINTON, NEW JERSEY                 08809
      (Address of principal executive offices)             (Zip code)

                      1994 STOCK OPTION PLAN FOR EMPLOYEES
                1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                STOCK BONUS PLAN
                            (Full title of the plan)

                                   JAMES HYMAN
                      PRESIDENT AND CHIEF OPERATING OFFICER
                               UNITY BANCORP, INC.
                                64 OLD HIGHWAY 22
                            CLINTON, NEW JERSEY 08809
                     (Name and address of agent for service)

                                 (908) 730-7630
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed      Proposed
                                    maximum       maximum
Title                Amount         offering      aggregate      Amount of
of securities        to be          price per     offering       registration
to be registered     registered     share(2)      price          fee
--------------------------------------------------------------------------------
Common Stock,        146,929 (1)    $14.94        $2,195,119     $665
par value
--------------------------------------------------------------------------------
     (1) Maximum number of shares authorized for issuance pursuant to the exercise of options under Registrant's 1994 Stock Option Plan for Employees, 1994 Stock Option Plan for Non-Employee Directors and Stock Bonus Plan (collectively the "Plans"). This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in such Plans.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the average high and low sales price of the Common Stock reported on the American Stock Exchange on January 27, 1997.


                                     PAGE 1
                             EXHIBIT INDEX AT PAGE 9


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) the audited financial statements of the Registrant as of and for the years ended December 31, 1994 and December 31, 1995 and the unaudited financial statements as of and for the six months ended June 30, 1996, included as exhibits to the Registrant's Registration Statement on Form SB-2, Registration No. 333-12565.

     (b) the Registrant's Registration Statement on Form 8-A, Registration No. 1-12431.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Ninth of the Certificate of Incorporation of the Registrant and
Section 145 of the Delaware General Corporate Law ("DGCL") provides that the corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request ("corporate agents") against expenses, including attorney's fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful.

     With respect to any derivative action, the Registrant is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

     Under Section 145 of the DGCL, the Registrant may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

     Section 145 of the DGCL further provides that a corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. In advance of the final disposition of a proceeding, the Registrant may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

     Article Ninth of the Certificate of Incorporation of the Registrant also provides that such indemnification shall not exclude any other rights to indemnification to which a person may

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otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him under the provisions of Article Ninth.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed with this Registration Statement:

Exhibit Number                      Description of Exhibit
--------------                      ----------------------

     4(a)              1994 Stock Option Plan for Employees(1)

     4(b)              1994 Stock Option Plan for Non-Employee Directors(1)

     4(c)              Stock Bonus Plan(2)

     5                 Opinion of McCarter & English

     23(a) Consent of McCarter & English (included in the opinion filed as Exhibit 5 hereto)

     23(b)             Consent of Arthur Andersen LLP
-----------------

(1) Incorporated by reference from Exhibits 2(a) to 99(b) from the Registrant's Registration Statement on Form S-4, Registration No. 33-76392.

(2) Incorporated by reference from 4(v) from the Registrant's Registration Statement on Form SB-2, Registration No. 333-12565.

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however,

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, New Jersey, on January 28, 1997.


                                         UNITY BANCORP, INC.


                                         By: /s/ ROBERT VAN VOLKENBURGH
                                             -----------------------------
                                                 Robert Van Volkenburgh
                                                 Chairman of the Board and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                          Title                            Date
----                          -----                            ----
/s/ ROBERT VAN VOLKENBURGH
--------------------------
    Robert Van Volkenburgh    Chairman of the Board, Chief
                              Executive Officer and
                              Director (Principal
                              Executive Officer)               January 28, 1997

/s/ JAMES HYMAN
--------------------------
    James Hyman               President, Chief Operating
                              Officer and Director             January 28, 1997

/s/ DAVID DALLAS
--------------------------
    David Dallas              Director, Vice Chairman of
                              the Board and Secretary          January 28, 1997

/s/ THOMAS MARESCA
--------------------------
    Thomas Maresca            Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)              January 28, 1997

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8

                                       OF

                               UNITY BANCORP, INC.



Exhibit No.      Name of Document                                          Page
-----------      ----------------                                          ----
   4(a)          1994 Stock Option Plan for Employees(1)

   4(b)          1994 Stock Option Plan for Non-Employee Directors(1)

   4(c)          Stock Bonus Plan(2)

   5             Opinion of McCarter & English                              10

  23(a)          Consent of McCarter & English (included
                 in the opinion filed as Exhibit 5 hereto)

  23(b)          Consent of Arthur Andersen LLP                             12

-----------------

(1) Incorporated by reference from Exhibits 2(a) to 99(b) from the Registrant's Registration Statement on Form S-4, Registration No. 33-76392.

(2) Incorporated by reference from 4(v) from the Registrant's Registration Statement on Form SB-2, Registration No. 333-12565.